       Proprietary and Confidential to Genaissance Pharmaceuticals, Inc.


                                                           Exhibit No. 10.46


   Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                  INTERNATIONAL SALES REPRESENTATIVE AGREEMENT


THIS INTERNATIONAL SALES REPRESENTATIVE AGREEMENT is made and entered into as of February 4, 2002 (the "Effective Date"), by and between GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having its offices at Five Science Park, New Haven, Connecticut 06511, United States ("Genaissance"), and Intec Web and Genome Informatics Corporation, a Japanese company having its offices at 1-3-3, Shinsuna, Koto-ku Tokyo 136-0075 Japan ("Representative").

                                   WITNESSETH:

       In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, Genaissance and Representative (the "Parties") mutually agree as follows:

1. PRODUCTS, PRICES AND TERRITORY.

(a) Genaissance hereby appoints Representative on a non-exclusive basis as an authorized sales representative for the Customers, as defined below, to promote the sales and licensing of all the products and services compiled and/or rendered by Genaissance (collectively the "Products"), as such Products may be modified and supplemented from time to time and as further described in Exhibit A hereto.

Representative may approach or otherwise contact (i) a prospective entity customer in Japan (the "Territory"), (ii) an entity controlled, directly or indirectly, by such prospective entity customer whether within or outside the Territory, (iii) an entity that controls, directly or indirectly, such prospective entity customer whether within or outside the Territory and (iv) an entity, directly or indirectly, under common control with such prospective entity customer (collectively "Prospective Customers"). For this purpose, "control" of any entity means ownership of a majority of the voting power of the entity. Before approaching or otherwise contacting a Prospective Customer, Representative

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shall: (i) inform Genaissance in writing; and (ii) obtain Genaissance's written approval to pursue sales or licenses of Products from the Prospective Customer. If Genaissance refuses for Representative to pursue sales or licenses of Products from such Prospective Customer, Genaissance shall inform Representative of the reason of such refusal. If Genaissance fails to reply to Representative's notification on the Prospective Customer within one week after the notification by Representative, approval shall be deemed given by Genaissance. For the purposes of this Agreement, a "Customer" is a Prospective Customer approved by Genaissance in accordance with this Section 1(a).

After the first (1st) anniversary of the Effective Date, the Parties will discuss the possibility of granting Representative exclusive rights, or entering into other business arrangements including without limitation a possible joint venture between the Parties.

(b) During the term of this Agreement, Genaissance shall first contact and negotiate with Representative for possible participation in investing a company to be established by Genaissance or entering into other business arrangements (including without limitation a possible joint venture between the Parties) for the Products in the Territory.

(c) Prices furnished by Genaissance to Representative for presentation to Customers shall be computed so as to include the commissions payable to Representative hereunder. Representative and Genaissance may consult from time to time on such prices, but Genaissance maintains full power to change such prices from time to time, in its sole discretion, so long as Genaissance provides Representative with at least sixty (60) days prior notice of each such change. Unless prior written approval is granted by Genaissance, Representative shall quote only the prices furnished by Genaissance and then in effect. Initial prices for the Products are set out in Exhibit A hereto. Genaissance shall send to Representative its final prices for the Products to a Customer for a particular order within one week after the request by Representative to decide the final prices for the Products for such order.

(d) Products shall only be provided to those Customers who have executed an English language end-user agreement ("User Agreement"). User Agreement shall be between a Customer and Genaissance. Representative shall not be a party to such User Agreement and is not authorized to negotiate or execute such User Agreement on behalf of Genaissance. A form of the User Agreement will be provided by Genaissance within thirty (30) days of the Effective Date. Genaissance may amend the form of User Agreement from time to time.

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(e) Representative shall not solicit orders for Products from a customer other than a Customer. Representative shall not be entitled to any further commissions on Products sold or licensed to non-Customers outside the Territory, even if such Products are [**] into the Territory.

(f) The ultimate providing of the Products by Genaissance shall be subject to the right and ability of Genaissance to provide such Products under all decrees, statutes, rules and regulations of the government of the United States and the agencies and instrumentalities thereof now or hereafter in effect which govern exports or otherwise pertain to export controls. Any order for Products which has been accepted by Genaissance but which cannot be fulfilled due to such decrees, statutes, rules or regulations shall be considered to have been rejected when submitted to Genaissance for acceptance or rejection.

2. COMPENSATION.

(a) Genaissance shall instruct a Customer to make any payment for the Products in United States Dollars and to direct those payment to Genaissance. Upon receiving such payment from a Customer, Genaissance shall pay to Representative [**] percent of such payment as its commission within [**] after receiving by Genaissance of each such payment. If a User Agreement concluded during the term of this Agreement provides for a milestone payment or any other payment, Genaissance shall pay to Representative [**] percent of such milestone payment or any other payment excluding royalties received by Genaissance from Customers on sales of commercial products within [**] after receiving by Genaissance of each such payment even after the term of this Agreement.

(b) Commissions shall only be payable with respect to sales or licenses of Products to Prospective Customers which are approved as Customers by Genaissance in accordance with Section 1(a) above.

(c) No commission shall be payable on any orders that are canceled or terminated for any reason not involving the fault of Genaissance. In addition, Representative shall not be entitled to a commission on any order solicited by Representative but which is received after the termination or expiration of this Agreement, except in case of Section 2(a). Genaissance will discuss with Representative the basis for reasonable cause for making such refunds on a quarterly basis, or four (4) times per calendar year. After a commission has been paid for a Product, if Genaissance refunds any or all of the price paid for such Product to a Customer for reasonable cause, Genaissance shall then elect to

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either: (i) credit the commission it paid for such Product against future commissions which become payable in accordance with Section 2(a) above; or (ii) ask Representative to repay to Genaissance such commission within thirty (30) days after receiving notice of Genaissance's election.

(d) The payment of commissions as provided for in this Agreement shall at all times be subject to such commissions being permitted and valid under the policies, laws, orders, and regulations of the governments of the United States and of jurisdictions in the Territory, and any agencies or instrumentalities of such governments, in effect at the time the sales or licenses are made and at the time the commissions become payable to Representative.

(e) Genaissance agrees to send to Representative all the copies of the User Agreements entered into between Genaissance and Customers and, if the User Agreements does not specify the prices therefore, the copies of the documents showing the prices for the Products to enable amounts receivable by Representative hereunder to be determined.

3. RELATIONSHIP OF THE PARTIES.

(a) Representative shall be considered to be an independent contractor. The relationship between Genaissance and Representative shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind. Neither Party shall have any right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

(b) Genaissance shall not reimburse Representative for any expenses which Representative might incur in connection with: (i) soliciting orders for the Products; or (ii) otherwise discharging its responsibilities under this Agreement.

4. REPRESENTATIVE'S OTHER OBLIGATIONS.

(a) Representative shall use its best efforts to solicit orders for the Products from the maximum number of responsible Customers in the Territory. Each order received by Representative from a Customer shall be forwarded immediately to Genaissance for negotiation and execution between Genaissance and such Customer.


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(b) Representative's primary function shall be to solicit orders for Products, but Representative shall also, at the request of Genaissance, assist Genaissance with collections and other functions. Representative shall dedicate full-time employees as needed to learn about the Products and to take the training provided by Genaissance in accordance with Section 5(a) below.

(c) Representative shall provide First Line Support for all of its Customers. For the purposes of this Agreement, "First Line Support" shall mean services responsive to Customers' initial notification that a suspected problem exists with any Product, including without limitation: maintaining a telephone line on an 8 hours a day, 5 days a week basis for Customers to report problems; call logging; call validation; determining whether a solution is given in the documentation provided by Genaissance with such Product; and a review of known resolutions for each reported problem. Representative shall establish charges for First Line Support as it sees fit. Genaissance shall not pay Representative any commissions or other amounts for Representative performing First Line Support, and Representative shall not be required to pay Genaissance any commission, royalty or other amount on payments it receives for performing First Line Support.

       Gensaissance shall, when so requested by Representative, provide back-up support with Representative free of charge for advice, consultation and assistance to Representative to diagnosis and resolve the problems that a Customer may encounter that Representative is unable to resolve.

(d) Genaissance hereby grants Representative the right to use the Products during the term of this Agreement for demonstration purposes only. Representative shall strictly comply with the User Agreement.

(e) Representative shall not obligate or purport to obligate Genaissance by issuing or making any warranties or guaranties with respect to the Products to any third party.

(f) Representative shall direct any inquiries, leads or other information regarding potential orders of the Products outside the Territory to Genaissance. Representative shall provide a hypertext link from its Internet web site to Genaissance's Internet web site (in a form acceptable to Genaissance).

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(g) Representative shall provide Genaissance with a report of its business progress and technical problems with respect to the Products on a quarterly basis, and more frequently when requested.

(h) Representative is permitted to employ sub-representatives to increase orders for the Products in the Territory. Representative will enforce any agreements made with such sub-representatives and will be responsible for the performance of such sub-representatives. Representative will inform Genaissance in writing of its entering into each such agreement with a sub-representative, and will provide Genaissance with a copy of each such agreement. Representative shall be responsible for any and all commissions and other amounts which may become payable to sub-representatives.

(i) Representative may, when Representative deems necessary, translate marketing materials provided by Genaissance into the Japanese language. Representative will obtain Genaissance's prior written approval of such translated marketing materials prior to using or distributing those materials.

5. GENAISSANCE'S OTHER OBLIGATIONS.

(a) For each calendar year, Genaissance shall train up to [**] of Representative's employees each calendar year to solicit orders for Products. Such training shall not exceed [**] weeks per year, shall be provided for no additional charge by Genaissance and shall be offered in the United States at times designated by Genaissance. Additional training may be requested by Representative at such times, duration and conditions as shall be decided upon by mutual written agreement of Genaissance and Representative. Such training shall be provided at Genaissance's U.S. facility, and Representative shall bear all travel, lodging and related costs incurred by its employees in attending such training. If Representative requests that any part of such training be provided at a facility in the Territory and Genaissance agrees to that request, then Representative shall reimburse Genaissance for all travel (business class air fares), lodging and related expenses incurred by Genaissance in connection with providing such training in the Territory.

(b) Genaissance shall send at least one (1) employee each calendar year to provide Representative's employees with marketing and sales training, visit Customers and/or speak at a Representative-sponsored event; PROVIDED, HOWEVER, that the Parties enter into a mutual written agreement concerning the period, times and other conditions of such visit.

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        Proprietary and Confidential to Genaissance Pharmaceuticals, Inc.


(c) Genaissance shall provide marketing materials to Representative for the purpose of translating such materials into the local language(s) of the Territory, at Representative's expense.

       Genaissance shall have a royalty-free right to use such translated materials for its own use during and after the term of this Agreement. Genaissance may not have sales representatives appointed by Genaissance use such translated materials at any time and in any manner.

(d) Genaissance shall notify in writing Representative of a name and address of such sales representative(s) appointed by Genaissance for the Territory.

(e) Genaissance shall direct any inquiries, leads or other information regarding potential orders of the Products in the Territory to Representative and any other sales representatives of Genaissance which have been appointed for the Territory. Genaissance shall provide a hypertext link from its Internet web site to Representative's Internet web site (in a form acceptable to Representative).

6. TRADEMARKS, TRADE NAMES AND SERVICE MARKS; PROMOTION ON THE INTERNET.

(a) Representative shall use Genaissance's trade names, trademarks and service marks as listed in Exhibit B hereto (hereinafter referred to as the "Trademarks") in the Territory on a non-exclusive basis only for the term of this Agreement and solely for display or advertising purposes in connection with soliciting orders for the Products in accordance with this Agreement. Representative may not use any other trademarks, trade names, service marks and commercial symbols in connection with the marketing and promotion of the Products hereunder, except for their own trademarks, trade names, service marks and commercial symbols, which may not be larger or more prominently displayed than the Trademarks. Representative shall not at any time do or permit any act to be done which may in any way impair the rights of Genaissance in the Trademarks.

(b) In order to comply with Genaissance's quality control standards, Representative shall: (1) use the Trademarks in compliance with all relevant laws and regulations; (2) obtain Genaissance's prior written consent before each use of the Trademarks; (3) accord Genaissance the right to inspect during normal business hours, without prior advance notice, any facility used by Representative in connection with efforts to solicit orders for the Products in order to confirm that Representative's use of such Trademarks is in compliance with this provision; and (3) not modify any of the Trademarks in any way and

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        Proprietary and Confidential to Genaissance Pharmaceuticals, Inc.


not use any of the Trademarks on or in connection with any goods or services other than the Products.

(c) Representative shall follow Genaissance's instructions with respect to each of the following: (i) use of any information about Genaissance, the Products available on the Internet; (ii) linking of any site on the Internet to any site on the Internet established, operated or sponsored by Genaissance; and (iii) use of any of the Trademarks on any site on the Internet. Representative acknowledges that it shall cease the activities described in (i), (ii) and/or
(iii) above, if so instructed by Genaissance.

(d) In no event shall Representative: (i) establish, operate, sponsor or contribute content to any site on the Internet which incorporates the word "genaissance," any of Genaissance's trademarks, service marks or trade names (the "Marks") or any variation or part of such word or Mark as its URL address or any part of such address; (ii) register any domain name which incorporates the word "genaissance" or the Marks (and Representative hereby agrees to transfer such domain name to Genaissance if it breaches this provision); (iii) register any of Genaissance's Marks or any Marks that are confusingly similar to any of the word "genaissance" or Genaissance's Marks; (iv) form (or change the name of) any corporation or other entity under or to a name which incorporates any of the word "genaissance" or Genaissance's Marks; or (v) upon termination or expiration of this Agreement, use "genaissance", any Marks or any variation thereof or part thereof as a meta-tag in order to attract visitors to any site on the Internet.

(e) Genaissance shall use trade names, trademarks, service marks and commercial symbols of Representative in connection with the marketing and promotion of the Products in the Territory hereunder

7. CONFIDENTIALITY; PUBLICITY.

(a) Representative agrees that Genaissance has a proprietary interest in any information provided to Representative by Genaissance, whether in connection with this Agreement or otherwise, whether in written, oral or visual form, which is (i) a trade secret, confidential or proprietary information, (ii) not publicly known, and (iii) annotated by a legend, stamp or other written identification as confidential or proprietary information, or if disclosed orally or visually, is followed by a written statement within thirty (30) days after its disclosure that it is confidential or proprietary (hereinafter referred to as "Proprietary Information"). Representative shall disclose the Proprietary Information

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       Proprietary and Confidential to Genaissance Pharmaceuticals, Inc.


only to those of its sub-representatives, agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by Representative to its sub-representatives, agents and employees shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, Representative, its sub-representatives, agents and employees shall not use the Proprietary Information for any purpose other than in connection with Representative's activities in the Territory pursuant to this Agreement. Representative shall, at its expense, return to Genaissance the Proprietary Information as soon as practicable after the date of termination or expiration of this Agreement. All such Proprietary Information shall remain the exclusive property of Genaissance during the term of this Agreement and thereafter. This Section shall also apply to any consultants or subcontractors that Representative may engage in connection with its obligations under this Agreement.

(b) Notwithstanding anything contained in this Agreement to the contrary, Representative shall not be liable for a disclosure of the Proprietary Information of Genaissance, if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or
(ii) was known to or contained in the records of Representative from a source other than Genaissance at the time of disclosure by Genaissance to Representative and can be so demonstrated; or (iii) becomes known to Representative from a source other than Genaissance without such source breaching its own confidentiality obligations to Genaissance and can be so demonstrated; or (v) to the extent required by court order or as otherwise compelled by law, after giving Genaissance prior written notice of such required disclosure and after assisting Genaissance in its reasonable efforts to prevent or limit such disclosure.

(c) Representative agrees that any publicity or advertising in which Genaissance or the Products are identified shall be in accordance with the terms of this Agreement and with any information or data which Genaissance has furnished in connection with this Agreement. Representative shall obtain Genaissance's prior written approval of all such publicity, such approval not to be unreasonably withheld or delayed.

8. TERM AND TERMINATION.

(a) The term of this Agreement shall begin on the Effective Date and shall end on the [**] anniversary of the Effective Date, unless terminated earlier pursuant to the terms of this Section 8. At the end of the [**] year initial term, the term will be automatically

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       Proprietary and Confidential to Genaissance Pharmaceuticals, Inc.


extended for [**], unless either Party gives written notice to the other Party 60 days prior to the expiration of the [**] year initial term or any subsequent term that it does not wish to this Agreement to continue in effect.

(b) Upon the occurrence of a material breach or default as to any obligation hereunder by either Party and the failure of such breaching Party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non-breaching Party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching Party) such material breach or default, this Agreement may be terminated by the non-breaching Party by giving written notice of termination to the breaching Party, such termination immediately effective upon the giving of such notice of termination.

(c) Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by a Party, or a Party becoming subject to a composition for creditors, whether by law or agreement, or a Party going into receivership or otherwise becoming insolvent, this Agreement may be terminated by the other Party by giving written notice of termination to the Party subject to such event, such termination immediately effective upon the giving of such notice of termination.

(d) In the event of the occurrence of a material change in control or management or operating personnel of either Party (the "changed Party"), such party shall notify the other Party of such occurrence in writing within ten (10) calendar days thereafter. If, in the reasonable opinion of the other Party, such change in control or management or operating personnel of the changed Party could have a material adverse effect on the business, prospects or operations of the changed Party and if the changed Party fails to promptly pursue (within ninety
(90) days after receiving written notice thereof from the other Party) a remedy designed to cure (in the sole judgement of the other party) the other Party's objections to such change, this Agreement may be terminated by the other Party by giving written notice of termination to the changed Party, such termination being immediately effective upon the giving of such notice of termination. For the purposes of this provision, "control" shall mean (i) when the changed Party is a corporation, where an organization owns or controls a majority of the voting shares of such Party directly or indirectly; or (ii) when the changed Party is a partnership, where an organization directly or indirectly owns or controls a majority-in-interest of such partnership.

(e) Expiration or termination of this Agreement shall not affect the right or obligation of either Party which has accrued prior to such expiration or termination.

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        Proprietary and Confidential to Genaissance Pharmaceuticals, Inc.


(f) In the event of a termination or upon expiration of this Agreement, Genaissance shall not have any obligation to Representative, or to any employee or sub-representative of Representative, for compensation or for damages of any kind, whether on account of the loss by Representative or such employee sub-representative of present or prospective sales, licenses, investments, compensation or goodwill as a result of such termination or expiration. Representative, for itself and on behalf of each of its employees and sub-representatives, hereby waives any rights which may be granted to it or them under the laws and regulations of United States, any jurisdiction in the Territory or otherwise which are not granted to it or them by this Agreement. Representative hereby indemnifies and holds Genaissance harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, sub-representative or agent of Representative under any applicable termination, labor, social security or other similar laws or regulations.

(g) Notwithstanding anything else in this Agreement to the contrary, the Parties agree that Sections 1(b), 2(a), 7, 8(e), (f) and (g) and 9 shall survive the termination or expiration of this Agreement, as the case may be.

9. MISCELLANEOUS.

(a) This Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect between the Parties and sets forth the entire agreement between the Parties. No modification or change may be made in this Agreement except by written instrument duly signed by a duly authorized representative of each Party.

(b) This Agreement may not be assigned, delegated, sublicensed or transferred, whether by operation of law or otherwise, by either Party without the prior written consent of the other Party, and any attempted assignment, delegation, sublicense or transfer without such written consent shall be void and of no effect; PROVIDED, HOWEVER, that Representative's consent shall not be required with respect to any assignment, delegation or transfer by Genaissance to: (i) any companies, natural persons, partnerships and other business entities controlled by, under common control with or controlling Genaissance; or (ii) the acquirer of all or substantially all of the capital stock or assets of Genaissance related to the Products, through purchase, merger, consolidation or otherwise. To the extent permitted by this provision, this Agreement shall inure to the benefit of the successors and assigns of each Party.

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(c) This Agreement and any and all rights and obligations of the Parties in respect of this Agreement shall be construed and governed according to, and any arbitration or court action hereunder shall apply, the laws of the State of Connecticut, U.S.A. applicable to contracts made and to be fully performed therein.

(d) All disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Honolulu, Hawaii in accordance with the commercial arbitration rules of the United Nations Commission on International Trade Law. Each Party shall appoint an arbitrator and the two arbitrators so appointed shall jointly appoint a third arbitrator; PROVIDED, HOWEVER, that if they cannot agree (or if one party refuses to appoint an arbitrator) within thirty (30) days after the initiation of the arbitration, then this third arbitrator shall be appointed by the Presiding Judge of the London Court of International Arbitration. The arbitrator(s) may proceed to an award notwithstanding the failure of the either Party to participate in the proceedings. Discovery shall be limited to mutual exchange of documents relevant to the dispute, controversy or claim; depositions shall not be permitted unless agreed to by both Parties. The arbitrators shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. In no event shall punitive damages (including without limitation multiple damages) be assessed against either Party. The prevailing Party shall be entitled to an award of reasonable attorney fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy of the Parties and shall be enforceable in any court of competent jurisdiction, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators. Notwithstanding anything contained in this Section 9(d) to the contrary, Genaissance shall have the right to institute judicial proceedings against Representative or anyone acting by, through or under Representative, in order to enforce Genaissance's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

(e) All notices given under this Agreement shall be in writing and shall be addressed to the Parties at their respective addresses set forth above, to the attention of Senior Manager, Business Development on behalf of Genaissance and to the attention of General Manager, Sales Department on behalf of Representative, and shall be deemed given only if delivered by hand, sent by facsimile transmission or mailed by registered or recorded delivery international air mail letter, return receipt requested. Any such notice: (i) if

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given or made by registered or recorded delivery international air mail letter shall be deemed to have been received on the earlier of the date actually received and the date fifteen (15) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid); (ii) if hand delivered shall be deemed to have been received upon personal receipt thereof; and (iii) if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a day on which banks are open for business in New Haven, Connecticut, in which case the date of deemed receipt shall be the next succeeding day on which banks are open for business in New Haven, Connecticut. Either Party may change its address, telecopy number or contact person for purposes of this Agreement by giving the other Party written notice of its new address, telecopy number or contact person.

(f) None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either Party, except by an instrument in writing signed by a duly authorized officer or representative of such Party. Further, the waiver by either Party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or of any breach or failure of performance of the other Party.

(g) No rights or licenses with respect to the Products or the Trademarks are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

(h) Representative and its employees and sub-representatives agree to abide by, the obligations imposed by the laws of the United States and jurisdictions in the Territory dealing with payments to governments, political parties and candidates, public international organizations, or related persons for the purpose of obtaining or retaining business for or with, or directing business to, any person, or for the purpose of securing any improper advantage. Accordingly, Representative hereby warrants and represents to Genaissance that no portion of any monies paid or payable to, or retained by, Representative in connection with this Agreement shall, directly or indirectly, be paid, received, transferred, loaned, offered, promised or furnished (hereinafter collectively described as "paid"):

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       (i) to or for the use of any officer or employee of a foreign government or any department, agency, instrumentality or corporation thereof or controlled thereby, or of a public international organization, or any foreign political party or official of a foreign political party or any candidate for a foreign political office, or any person acting for or on behalf of any of the foregoing, or any person or firm who has paid or will pay any portion thereof to any of the foregoing, for the purpose of obtaining or retaining business for or with, or directing business to, any person, or for the purpose of obtaining any improper advantage. This subsection (i) does not apply to payments of nominal amount made to such foreign officials the purpose of which is to expedite or secure the performance of a routine governmental action; or

       (ii) in any other manner which will violate the tax, currency, exchange, commercial bribery, or other laws of the United States, any jurisdiction in the Territory or any other applicable jurisdiction.

Representative shall keep complete and accurate records of all payments of any kind made by it from or with respect to commissions received hereunder and such records shall be subject to inspection and audit by Genaissance and its representatives at any time for the purpose of confirming the compliance by Representative with the U.S. Foreign Corrupt Practices Act. Representative shall comply, and shall cause its personnel to comply, with all of Genaissance's policies and standards of business conduct with respect to which Representative may from time to time be notified.

(i) Each of Representative and Genaissance covenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. In particular, but without limitation, Representative shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for the solicitation of orders for the Products in the Territory and for the performance of its duties hereunder.

(j) If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

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(k) The party who is required to pay any taxes in the United States now or hereafter imposed with respect to the commissions paid hereunder shall pay such taxes. If Genaissance is required to withhold any taxes with respect to the commission paid hereunder on behalf of Representative, Genaissance shall send to Representative the appropriate certificates showing the payment of such taxes.

(l) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m) Neither Party shall be liable in damages, or shall be subject to termination of this Agreement by the other Party, for any delay or default in performing any obligation hereunder if that delay or default is due to any cause beyond its reasonable control and without the fault or negligence of that Party; PROVIDED, HOWEVER, that in order to excuse its delay or default hereunder, a Party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and PROVIDED, FURTHER, that within fifteen (15) calendar days after the termination of such occurrence or cause, such Party shall give notice to the other Party specifying the date of termination thereof. All obligations of both Parties shall return to being in full force and effect upon the termination of such occurrence or cause. For the purposes of this Section 9(l), a "cause beyond the reasonable control" of a Party shall include, without limiting the generality of the phrase, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

(n) All written material, correspondence, notices and oral assistance supplied by either Party to the other Party hereunder shall be in the English language.

       IN WITNESS WHEREOF, the Parties hereto have signed this Agreement.



                                  GENAISSANCE PHARMACEUTICALS, INC.


                                   By: /s/ Kevin Rakin
                                      -------------------------------------
                                      Name:  Kevin Rakin
                                      Title: President and CEO


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                                  INTEC   WEB   AND   GENOME
                                  INFORMATICS CORPORATION


                                  By:  /s/ Munehiro Sueoka
                                     --------------------------------------
                                     Name:  Munehiro Sueoka
                                     Title: President



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EXHIBIT A                           Description of Products and Initial Prices

PRODUCTS

HAP-TM- DATABASE

Customers will have non-exclusive access to part or all of the HAP-TM-Database, a comprehensive catalog of HAP-TM- Markers in thousands of key pharmaceutical genes. HAP-TM- Database includes (but is not limited to) key pharmaceutical targets in the ADME, G-protein coupled receptor (GPCR), immunomodulator, and nuclear receptor gene families. As of October 2001, Genaissance has catalogued the variation in approximately 5,000 key pharmaceutical genes. These HAP-TM -Markers are based on a reference population, Genaissance's proprietary Index Repository, whiCH includes individuals of diverse population groups. This population-based approach allows Genaissance to generate HAP-TM- Markers that are valid for any clinical trial, regardless of the makeup of the patient cohort.

The HAP-TM- Database is organized by gene. For each gene Genaissance portrays:

>> The genomic organization
>> The location of each SNP discovered in the index repository
>> The frequencies of the SNPs in each population group
>> The HAP-TM- Markers discovered for the gene
>> The HAP-TM- Markers' frequencies broken down by population group

For a gene entering into the HAP-TM- Database the starting point is knowledge of the genomic organization. Where mapping information is unavailable (cDNA to genomic DNA), a proprietary program called GeneBuilder-TM- is used TO build and map genes, using public domain or proprietary sequence information. Genaissance then performs sequence analysis for each exon, including approximately 100 bp into the intron on either side; approximately 500 bp upstream of the ATG; and approximately 500 bp downstream of the stop codon for SNP variants.

The SNP and HAP-TM- Marker discovery process is applied to a subset of the Index Repository, which includes over 500 individuals in total. This repository is designed to be representative of the people who constitute the major pharmaceutical markets of the world. To that end, the repository consists of a distribution of individuals representing

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four major population groups: Caucasian, Asian, African-American and
Hispanic/Latino. The standard discovery process is carried out using 93 humans from these four major groups, plus two non-human primates (a chimpanzee and gorilla). Using the multi-SNP genotypes discovered in this repository, Genaissance then determines haplotypes using a proprietary program called HAP-TM- Builder.

Genaissance also `mines' SNP information from public databases such as the SNP Consortium and dbSNP. In addition to gene variation data, we include gene expression data, mined from GeneLogic's GeneExpress-TM- database, as well as a variety of public domain gene annotations.

Any commercial use of HAP-TM- Marker data (i.e., for drug or diagnostic products) by Customers will be the subjeCT of a separate agreement.

DECOGEN-TM- Informatics SystEM

The DECOGEN-TM- Informatics System is a proprietary software package that can be used by Customers and Genaissance for viewing and analyzing a variety of pharmacogenomic data. The DECOGEN-TM- Informatics System includes tools for examining structural gene-based data, HAP-TM- Marker sequences and frequencies, population based data (linkage disequilibrium, phylogenetic relationships), clinical data (drug response, disease severity, adverse events) and combinations of these three parameters.

The DECOGEN-TM- Informatics System serves the following functions:

>> Defines the project objectives and allows analysis of a selected set of candidate genes
>> Designs the optimal HAP-TM- Typing strategy for the desired genes from patient DNA samples
>> Allows patient HAP-TM-) Markers to be imported together with relevant patient clinical data
>> Provides exploratory clinical tools that are used to find correlations between HAP-TM- Markers and drug response
>> Includes full integration with SAS (Statistical Analysis Software package) >> Is also compatible with all forms of SNP data, from either public or client databases

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These tools are intuitive and rapidly provide visual reports. The software runs on typical desktop computers that are connected to a server that houses the HAP-TM- Database and DECOGEN-TM- Informatics System. The DECOGEN-TM-Informatics System allows the user to input data for each trial to generate correlations with specific HAP-TM- Markers.

Drug Specific Partnership Programs

Genaissance also engages in partnerships focused on enhancing the value of a customer's drug product(s). These products can either be in development or on the market. In general, Genaissance brings significant clinical and genomics expertise to the program, and will assist in the design, execution and commercialization of the data and associations derived from the partnership. The end strategy is customized to the customer's needs and will add value to the drug product(s) that are the subject of the collaboration.

The two most frequent issues that impact a customer's specific drug development programs are efficacy and safety (although other issues, such as dose ranging, reformulation, etc. can also be addressed). Genaissance thus designs projects around the customer's drug(s) that are designed to reveal associations between specific genomic markers and drug response. For example, Genaissance can work with a customer to identify genomic markers (haplotypes or SNPs) that are predictive of an adverse event. Alternatively, genomic markers predictive of good efficacy can be identified. The associations between genomic markers and drug response can then be used to identify patients that will respond well to a drug or patients that are less likely to experience an adverse event.

We envision these markers being formatted in a diagnostic test that is used to drive uptake of the customer's drug in the appropriate patient population. Diagnostic tests measuring markers for rare adverse events can be used to screen out patients for which the drug is not safe, thus eliminating major safety concerns in the remaining patient population. Either strategy can be tailored to maximize the sales of the customer's drug, thus adding value to the customer and further validating Genaissance's clinical genomics technology.

Genaissance has built an internal Medical Affairs group composed of clinicians, statisticians, project managers and data analysts. In addition to overseeing the company's internal drug development programs, this group also plays a major role in the design and execution of drug specific partnerships. The Genaissance medical staff will actively work with the customer to ensure that the partner's needs are met and an open, transparent relationship is maintained. A Ph.D.-level project manager will also be assigned to over

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see the Genaissance activities related to the partnership and serve as the key relationship management contact.

The business model Genaissance applies to drug specific partnerships is very flexible. We are willing to share risk and reward with the partner. Genaissance generally expects to receive some or all of the following financial terms in a drug specific partnership:

[**]INITIAL PRICES

HAP-TM- Partnership, including access to all data in the HAP-TM- Database and non-exclusive license to DECOGEN-TM- Informatics System: [**] per year.

HAP FOCUS-TM- Partnership, non-exclusive access to HAP-TM- Marker data for selected genes for research and development use only (maximum of [**] genes per year): [**] per gene per year.

Non-exclusive license to DECOGEN-TM- Informatics System (not available as a separate product in the absence OF access to HAP-TM Marker data): [**] per year.

Drug Specific Partnership Programs: Prices will be determined after discussions with potential partners.

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EXHIBIT B            Genaissance Trademarks, Trade Names and Service Marks

DECOGEN

GENAISSANCE

G AND DESIGN

G GENAISSANCE PHARMACEUTICALS AND DESIGN

HAP

HAP FOCUS


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- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(Detach Certificate Here)



       This document certifies that REPRESENTATIVE has received from Genaissance Pharmaceuticals, Inc., a copy of the international sales representative agreement between them dated _______________________.


                                            INTEC   WEB   AND   GENOME
                                            INFORMATICS CORPORATION


                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                         Date:
                                              -------------------------------




(Representative): Return Certificate to:


                                   Genaissance Pharmaceuticals, Inc.
                                   Five Science Park
                                   New Haven, Connecticut 06511
                                   U.S.A.
                                   Attention: Michael C. Cerio
                                   Senior Manager, Business Development






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